Exhibit 16.1

July 17, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Elite Pharmaceuticals, Inc.’s statements included under Item 4.01 of its Form 8-K filed on July 17, 2023 and we agree with such statements concerning our firm.

Sincerely,

BUCHBINDER TUNICK & COMPANY LLP

150 Clove Road, 5th Floor ● Little Falls, NJ 07424 ● 862.496.6100

— With offices in New York and Maryland —